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                                                                  EXHIBIT 10.41

                MASTER SERVICES AGREEMENT NUMBER ____1014______


THIS MASTER SERVICES AGREEMENT NUMBER ____1014______ (this "Agreement") is entered into as of December 14, 1999, by and between GE Capital Information Technology Solutions--North America, Inc. ("Provider"), with an office at 4401 Vineland, Suite A15, Orlando, FL 32811, and Phoenix International, Inc. ("Customer"), with an office at 500 International Parkway, Heathrow, FL 32746.

     1. SERVICE. This Agreement states the general terms and conditions upon which Provider agrees to perform certain services ("Services") for Customer. At the time Provider and Customer mutually agree to the particular type of Service required, such Service shall be described in a statement of work (the "Statement of Work") which when executed by the parties shall incorporate by reference the terms and conditions of this Agreement. Each Statement of Work shall be a separate agreement. In the event of a conflict between the provisions of a Statement of Work and the provisions of this Agreement, the provisions of the Statement of Work shall prevail. The terms and conditions of the Statement of Work shall prevail over any conflicting, additional or other terms appearing on any order submitted by Customer.

     2. SERVICE CHARGES. The charges for the Services shall be set forth in the Statement of Work. Payment for the Services Charges shall be due and payable upon receipt of invoice. Customer shall pay on demand interest at the lesser of 2% per month or the highest rate allowed by law on all invoices not paid within thirty (30) days of receipt. Provider may adjust the charges for service provided under a Statement of Work, effective anytime after the initial twelve months the term of such Statement of Work, by providing at least sixty
(60) days prior written notice which may be given during the initial term.

     3. TAXES. Unless customer is exempt pursuant to a valid exemption certificate, Customer agrees to pay all sales, use, excise or other taxes that result from any transaction under a Statement of Work whether assessed to Customer or Provider, excluding taxes based on Provider's net income.

     4. LIMITED WARRANTY AND DISCLAIMER. Provider warrants that Service under any Statement of Work will be performed in a good and workmanlike manner. Parts and materials, which are furnished by Provider and billed separately to Customer, will be free from defects in workmanship and material at the time of installation. If any failure to meet the foregoing warranty appears within forty-five (45) days' from the date such Service or material is furnished, Provider shall re-perform the Service, repair or replace the defective parts or material without additional charge to Customer, or refund to Customer the amount paid for such Service or defective parts or material. THE FORGOING SETS FORTH THE EXCLUSIVE REMEDIES AGAINST PROVIDER FOR CLAIMS BASED ON A DEFECT IN PRODUCTS. PROVIDER MAKES NO OTHER WARRANTIES, WHETHER WRITTEN, ORAL OR STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE, INFRINGEMENT OR THE LIKE.


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     5.   TERM. The initial term of this Master Services Agreement shall be concurrent with any scope of work, work order, or statement of work issued hereunder for work to be completed for Customer or its clients. Either party may terminate this Master Services Agreement with 180 days' prior written notice, but in any case not before the completion of any work under any outstanding statement or work, work order, or scope of work, and provided all invoices for performed services have been paid in full.

     6. TERMINATION. Either party may terminate a Statement of Work if the other party (i) after fifteen (15) days notice that any payment due hereunder remains unpaid for more than 60 days after invoice, (ii) fails to conduct business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under the Federal Bankruptcy Code or any other federal or state statute relating to insolvency or the protection or creditors, or (iii) fails to cure any material breach of any of its other obligations, representations, warranties or covenants hereunder within 30 days after receipt of written notice specifying the basis for the breach.

     7. INDEMNITY. Each party shall indemnify and save harmless the other party from and against any loss, expense or claim asserted by third parties for damage to third party tangible property, or for bodily injury, or both, related to a Statement of Work, to the extent such damage or injury is attributable to the negligence or willful misconduct of the indemnitor; provided, indemnitee gives the indemnitor prompt notice of any such claim and all necessary information and assistance so that indemnitor, at its option, may defend or settle such claim, and indemnitee does not take any adverse position in connection with such claim. In the event that any such damage or injury is cause by the joint or concurrent negligence of both parties, the loss, expense or claim shall be borne by each party in proportion to its negligence.

     8. DATA RIGHTS. Provider shall retain all right, title, and interest in and to its software, documentation, and proprietary processes, procedures, know-how, trade secrets and confidential information, and all copyright, trade secret, patent and other intellectual property rights contained therein, including those which may be provided to or used for the benefit of Customer or its customers. To the extent such proprietary products or information is provided to Customer or included in any deliverables provided hereunder, Provider grants the Customer or Customer's end-user a non-exclusive right to use, reproduce, copy, and display any deliverables as necessary to use such deliverables in the conduct of the Customer's or such end-user's business. Such license shall be effective and perpetual once Customer has paid all fees due for such deliverables. Customer shall retain all right, title and interest in and to its software, documentation, and proprietary processes, procedures, know-how, trade secrets and confidential information, and all copyright, trade secret, patent and other intellectual property rights contained therein. The Customer shall also exclusively own all changes, additions to, enhancements or similar modifications of its software or documentation made by Provider in the course of providing services to Customer hereunder.

     9. EMPLOYEES. The parties enter into this Agreement as independent contractors and neither has the authority to bind the other to any third party or otherwise to act in any way as the


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representative of the other, unless otherwise expressly agreed in writing signed by both parties hereto. In particular, it is understood and agreed that neither party nor any employee or agent of such party is eligible to participate in or to exercise rights under any of the other party's profit sharing, group insurance, major medical or any other compensation or benefit plans. Provider shall be solely responsible for the payment of its employees' compensation, including employment taxes, workers' compensation and any similar taxes associated with employment of Provider personnel. Customer will not, during the term of any Statement of Work and for a period of six (6) months after any termination of all Statement of Works, directly or indirectly solicit for employment or directly or indirectly employ any person who is an employee of Provider or its permitted subcontractors and assignees and who has provided Service under any Statement of Work.

     10. LIMITATION OF LIABILITY. PROVIDER'S ENTIRE LIABILITY FOR ANY CLAIM, REGARDLESS OF LEGAL THEORY, SHALL NOT EXCEED THE AMOUNTS PAID TO PROVIDER DURING THE SIX (6) MONTHS PRECEDING THE EVENT GIVING RISE TO THE CLAIM. IN NO EVENT SHALL EITHER PARTY BE RESPONSIBLE TO THE OTHER FOR INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING UNDER OR IN ANY WAY CONNECTED WITH ANY STATEMENT OF WORK EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO CLAIMS FOR PERSONAL INJURY OR PHYSICAL DAMAGE TO REAL OR TANGIBLE PERSONAL PROPERTY CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY.

     11. CONFIDENTIAL INFORMATION. Each party agrees not to disclose to third parties or employees without a need to know, information received from the other party which has been identified as proprietary or confidential, or which by the nature of the circumstances surrounding disclosure, should in good faith be treated as proprietary or confidential, including without limitation information regarding the other party's customers, business, pricing, know-how, documentation, manuals, or other printed material (collectively, "Information"). In any case, Customer's information shall include all of Customer's technology, software, code, related documentation, and all trade secrets embodied therein, and all confidential information of Customer's customers, including all information about their customers. Information shall not include any information which (i) was in the public domain prior to disclosure, (ii) comes into the public domain through no knowledge or omission of a party, or (iii) is disclosed to a party without restriction by a third party who has a legal right to make such disclosure.

     12. ARBITRATION. If a dispute arises out of or relates to a Statement of Work, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first attempt to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to a Statement of Work, or breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment upon the Award rendered by the


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arbitrator(s) may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration or other action shall be entitled reimbursement of its costs and reasonable attorneys' fees.

     13.  GENERAL PROVISIONS.

     (A) Customer may not assign or otherwise transfer its obligations under any Statement of Work except with the written consent of Provider, which shall not be unreasonably withheld.

     (B) Provider shall exercise commercially reasonable efforts to perform the Services in a timely manner, but shall not be responsible for delays or failures to perform which are due to causes beyond its reasonable control.

     (C) Customer shall execute proper data back-up and recovery procedures before and after any Service is rendered under any Statement of Work. Customer hereby releases Provider from any liability for loss of Customer's data from any and all causes.

     (D) This Agreement shall be interpreted in accordance with the substantive law, but not the choice of law rules, of the State of New York.

     (E) No action under this Agreement may be brought by either party more than two (2) years after the cause of action has accrued.

     (F) If any provision of this Agreement is deemed, by a court of competent jurisdiction, invalid or unenforceable, such judgement shall not invalidate or render unenforceable the remainder of the Agreement.

     (G) This Agreement constitutes the entire agreement between the parties with respect to the subject matter, and supersedes all prior agreements and understandings, both written and oral.

     (H) Any notice, under this Agreement, shall be in writing and shall be effective upon receipt via certified United States mail or nationally recognized courier.

     (I) All changes to this Agreement must be in writing and executed by both parties.

     (J) This Agreement and any Statement of Work may be executed in multiple counterparts, each of which shall be deemed an original of equal force and effect.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year shown above.

CUSTOMER:                                     PROVIDER:

PHOENIX INTERNATIONAL, INC.                   GE CAPITAL INFORMATION TECHNOLOGY
                                              SOLUTIONS--NORTH AMERICA, INC.


By:  /s/ Ted Burns                            By:  /s/ David Swensen
     ----------------------------------            -----------------------------
     Name:  Ted Burns                              Name:  David Swensen
     Title:  Chief Financial Officer               Title:  Account Executive





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